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                                                          EXHIBIT 10.4.3

                               THIRD AMENDMENT TO
                                 LOAN AGREEMENT


     THIS THIRD AMENDMENT TO LOAN AGREEMENT (the "THIRD AMENDMENT") made and entered into as of the 22 day of December, 1997 by and between:

     AUTOMOTIVE ONE PARTS STORES, INC., a Florida corporation, whose mailing address is 701 West Church Street, Orlando, Florida 32801 (hereinafter referred to "AUTOMOTIVE ONE")

                                      and

     A.P.S., INC., a Delaware corporation, and AUTOPARTS FINANCE COMPANY, INC., a Delaware corporation, each of whose mailing address is 15710 John F. Kennedy Boulevard, Suite 700, Houston, Texas 77032 (hereinafter respectively referred to as "APS and AFCO")

                              W I T N E S S E T H:

     WHEREAS, on or about February 20, 1997, Automotive One, APS and AFCO entered into a certain Loan Modification Agreement (the "INITIAL LOAN AGREEMENT") dated February 20, 1997 pursuant to which APS and AFCO renewed, reinstated and extended to Automotive One certain existing indebtedness (collectively, the "INDEBTEDNESS") as described in the Initial Loan Agreement. The Initial Loan Agreement, along with other Loan Documents (as defined in the Initial Loan Agreement) were executed at that time to provide relief to Automotive One through July 31, 1997 (the "MATURITY DATE") at its request and as an alternative to APS and AFCO exercising one or more of its creditor rights or remedies in connection with the Indebtedness; and

     WHEREAS, on or about July 31, 1997, Automotive One, APS and AFCO entered into that certain Second Amendment to Loan Agreement (the "SECOND AMENDMENT") dated July 31, 1997 pursuant to which APS and AFCO, among other matters, extended the Maturity Date of the Initial Loan Agreement from July 31, 1997 to December 31, 1997 (the "FIRST EXTENDED MATURITY DATE"); and

     WHEREAS, Automotive One for one or more reasons is not able to pay off the Indebtedness by the First Extended Maturity Date and has requested additional time in order to raise the necessary funds to pay off the Indebtedness in full. Accordingly, Automotive One has requested APS and AFCO to extend the First Extended Maturity Date of December 31, 1997 to February 28, 1998 (the "SECOND EXTENDED MATURITY DATE"), APS and AFCO are prepared to agree to said request by Automotive One pursuant to the terms and conditions of this Third Amendment.



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     NOW, THEREFORE, for and in consideration of the above premises and the mutual covenants and agreements contained herein, Automotive One, APS and AFCO agree as follows:

     1. DEFINITIONS. Unless defined or re-defined in this Third Amendment, capitalized terms contained herein shall have the meanings defined and set forth in the Initial Loan Agreement, as amended by the Second Amendment.

     2. AMENDMENT OF EXISTING DEFINITIONS. The following definition set forth in Section 1.01 of the initial Loan Agreement is hereby amended as follows:

          (a) "MATURITY DATE" shall mean the earlier to occur of (i) the date of receipt by Automotive One of the proceeds of a public offering of shares of its common stock which are registered with the Securities Exchange Commission or (ii) February 28, 1998.

     3. AMENDMENTS TO INITIAL LOAN AGREEMENT. The Initial Loan Agreement is hereby amended as follows:

          (a) In regard to Section 2.1, the following sets forth as of the dates set forth below the following amounts due on each Indebtedness described below:

                                                              Total
                                                            Accrued &
                                        Accrued & Unpaid      Unpaid
                          Principal     Interest at Non-    Interest at
                           Balance        Default Rate     Default Rate
                         -------------  -----------------  -------------

APS Indebtedness         $2,434,995.73     $486,867.56     $460,278.91(1)
(as of 10/31/97)

AFCO Indebtedness        $2,465,467.67     $383,918.04      $57,828.66(2)
(as of 10/31/97)

Open Account
Indebtedness

(i)  Outstanding Past      $586,892.53        N.A.           See below.
     Due Balance(3)

(ii) Delinquent past due   $450,041.31        N.A.           See below.
     balance (i.e. the
     "Delinquent
     Amount") (as of
     9/2/97)(4)


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
(iii) Outstanding              $121,657.00              N/A         $99,679.51
      Current Balance (5)
                             -------------      ------------     -------------
TOTALS                       $6,059,054.27      $70,785.60(4)    $663,647.40(6)

(1) This represents interest at the default rate calculated from the date of maturity through October 31, 1997. This figure does not include accrued interest at the contract rate prior to maturity.

(2) This represents default interest on past due principal balance amount of loan balance without acceleration. If calculated on the accelerated balance from date of initial default, interest amount would be substantially greater.

(3) This represents the amount of the Open Account Indebtedness which was due and owing as of January 25, 1997 less payments and credits which have been applied to said Indebtedness from January 25, 1997 to October 31, 1997.

(4) This represents the amount which Automotive One owes to APS as of September 2, 1997 for the purchase of product and which has not been paid and is in default. Under Section 3.1 of the Initial Loan Agreement, Automotive One was required on a weekly basis to pay to APS the amount due for the immediately preceding weeks purchase of merchandise from APS. This amount represents said purchases for which payment is past due as of September 2, 1997 and has not been made and is inclusive of all credits which may be charged against said amount. This amount referred to above as the Delinquent Amount.

(5) This represents what is referred to as the current portion of the Open Account Indebtedness and represents the amounts due for merchandise purchases for the period beginning August 13, 1997. This amount must be paid as set forth in Section 3.1 of the Initial Loan Agreement, i.e. on a weekly basis.

(6) This does not include additional interest which is to be determined and is to be added to these Totals as set forth in the above Table.

     As set forth in Section 5 below, Automotive One reaffirms Section 2.3 of the Initial Loan Agreement as to the foregoing amounts due and agrees that said amounts are now absolutely and unconditionally due and owing to APS and AFCO in accordance with the terms of the Loan Documents, as modified hereby, and are not subject to any claim, counterclaim, or other rights of off-set.

          (b) In Section 2.4 of the Initial Loan Agreement, it sets forth in subsection the date of June 25, 1997, which is an acknowledgement by all parties that all Product Return Credits have been processed for returns received from Automotive One on or prior to said date. The parties now agrees that said date of "JUNE 25, 1997" is amended to read "NOVEMBER 30, 1997".
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          (c) Section 2.4 of the Initial Loan Agreement also provides that
     Automotive One is available to receive certain change over credits ("CHANGE OVER CREDITS") in accordance with that certain letter dated February 25, 1997 from Mr. Michael I. Preston of APS to Mr. Bobby Gentry of Automotive One. In regard to these Change Over Credits, provided Automotive One is not in default, and otherwise fulfills all its duties and obligations under the Loan Documents, as modified by the Initial Loan Agreement, as amended by that certain Second Amendment, and as further amended by this Third Amendment, APS agrees to extend to February 28, 1998 the time period within which Automotive One may apply for Change Over Credits. If, however, Automotive One defaults under the Loan Documents, as modified by the Initial Loan Agreement, the Second Amendment and this Third Amendment (and said default is not cured within any applicable grace or notice period), then unless waived by APS, Automotive One shall not be entitled to receive any further Change Over Credits including any Change Over Credits for which Automotive One has by said date made application for but not yet received.

          (d) Default interest shall remain subject to the provisions of Section
     3.3. If the Indebtedness is paid by Automotive One in accordance with
     Section 3.1, then APS and AFCO agree to waive any right to default interest.

     4. REAFFIRMATION OF REMEDIES. In connection hereto, Automotive One has reviewed (with the advice of counsel) the provisions of Article IV of the Initial Loan Agreement and fully understands the provisions of all of said Sections. Based upon said review, Automotive One specifically and expressly reaffirms and ratifies all of the provisions of said Article IV. APS and AFCO have requested this specific paragraph, in addition to the provisions set forth in paragraph 3(a) above, as APS and AFCO have agreed to the extensions requested of Automotive One as set forth in this Third Amendment in express reliance upon the provisions set forth in Article IV, and elsewhere in the Initial Loan Agreement.

     5. AMOUNTS OWING ON INDEBTEDNESS. Automotive One does hereby state and agree with APS and AFCO that the amounts set forth in paragraph 3(a) of this Third Amendment are absolutely and unconditionally due and owing to APS and AFCO as of the date hereof or the date described above, as applicable, and that said amounts are not subject to any claims, counterclaims, defenses or other right of off-sets whatsoever, provided, however, Automotive One shall be entitled to Product Return Credits and Change Over Credits as expressly permitted under the terms of the Initial Loan Agreement and this Third Amendment. To the extent Automotive One does have any claim, counterclaim, defense or other right of off-set (again, other than for Product Return Credits and Change Over Credits), Automotive One does hereby (after consultation with counsel) expressly and unconditionally waive any such claim, counterclaim, defense or other right of off-set not only against the Indebtedness set forth above, but as to any and all other matters involving APS and AFCO. Automotive One understands and acknowledges that, among other provisions of this Third Amendment, APS and AFCO would not have agreed to the requested extensions by Automotive One if Automotive One was unwilling to reaffirm the Indebtedness and provide for the waivers as set forth in this paragraph.

     6. LOAN AGREEMENT. From and after the date of this Third Amendment, the term "LOAN AGREEMENT", shall mean the Initial Loan Agreement, as modified by the Second Amendment, and as further modified by this Third Amendment. Further, to the extent applicable, all Loan Documents shall



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be deemed hereof to be automatically amended so as to refer to and reflect the transactions contemplated by the Initial Loan Agreement, the Second Amendment and this Third Amendment. This Third Amendment shall be deemed to be a permitted amendment to the Initial Loan Agreement and, accordingly, shall be deemed to be a Loan Document.

     7. Guarantors. By their individual execution of this Agreement, Mr. Robert
H. Gentry, III and Janice Sue Gentry, his wife, each a shareholder of Automotive One, do hereby execute this Third Amendment for the following purposes:

          (a) To acknowledge and agree that the obligations of APS and AFCO as set forth herein are due and owing as set forth in this Third Amendment.

          (b)  To confirm and ratify each Loan Document.

          (c) To confirm that the Guaranty is in full force and effect and is not subject to any claim, counterclaim, defense, or other right of off-set.
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     8.  COSTS AND ATTORNEYS' FEES. In regard to the cost and attorneys' fees incurred by APS and AFCO in connection with the matters contemplated by the Initial Loan Agreement, the Second Amendment, as well as by this Third Amendment, those costs and attorneys' fees will be added to the Indebtedness. As such, the indebtedness does not include cost and attorneys' fees incurred by APS and AFCO either in connection with the Initial Loan Agreement, the Second Amendment or this Third Amendment, all of which will be added to the Indebtedness.

     9. RATIFICATION. Except as set forth in this Third Amendment, Automotive One does hereby ratify and confirm the Initial Loan Agreement, and all other Loan Documents.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Third Amendment to be executed, sealed and delivered, as applicable, by their duly authorized officers on the day and year first above written.


                              AUTOMOTIVE ONE PARTS STORES, INC.




                              By:              /s/
                                 ------------------------------
                                 Robert H. Gentry, III,
                                   President


                                              /s/
                                 ------------------------------
                                 Robert H. Gentry, III,
                                   individually, as a Guarantor



                                             /s/
                                 ------------------------------
                                 Janice Sue Gentry,
                                   individually, as a Guarantor



                                 A.P.S., INC.



                              By:     /s/ E. Eugene Lauver
                                 ------------------------------
                                 E. Eugene Lauver
                                   Senior Vice President


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                                AUTOPARTS FINANCE COMPANY, INC.



                                By: /s/ E. Eugene Lauver
                                    ---------------------------
                                    E. Eugene Lauver,
                                      Senior Vice President








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